As filed with the Securities and Exchange Commission on [xx], 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLITON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-4729076
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5304 Ashbrook Drive. Houston, Texas 77081
(844) 705-4866
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dr. Chris Capelli, Chief Executive Officer
5304 Ashbrook Drive
Houston, TX 77081
(844) 705-4866

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Cavas S. Pavri Schiff Hardin LLP 100 N. 18th, Suite 300 Philadelphia, PA 19103 Telephone: (202) 724-6847 Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐     Accelerated filer   ☐

Non-accelerated filer  ☒     Smaller reporting company  ☒
        Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share, and related common stock purchase rights	$—	$—	$—	$—
Debt Securities	$—	$—	$—	$—
Warrants	$—	$—	$—	$—
Units	$—	$—	$—	$—
Total:	$—	$—	$75,000,000	$9,735

(1)We are registering hereunder such indeterminate number of shares of Common Stock, such indeterminate principal amount of Debt Securities, such indeterminate number of Warrants to purchase Common Stock, or Debt Securities, and such indeterminate number of units consisting of such securities. If any Debt Securities are issued at an original issue discount, then the offering price of such Debt Securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate numbers of shares of Common Stock and principal amounts of Debt Securities as may be issued upon conversion of or exchange for Debt Securities that provide for conversion or exchange, upon exercise of Warrants or pursuant to the antidilution provisions of any such securities.

(2)The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)Pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), the registration fee is calculated on the maximum offering price of all securities listed, and the table does not specify information by each class about the amount to be registered.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated ________________

PROSPECTUS

$75,000,000

Soliton, Inc.
Common Stock
Debt Securities
Warrants
Units

We may from time to time issue up to $75,000,000 aggregate dollar amount of common stock, debt securities, warrants or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market ("Nasdaq") and traded under the symbol “SOLY”. On March 5, 2020, the closing price of the common stock, as reported on Nasdaq was $12.22 per share.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements.

The date of this prospectus is ___________, 2020.

 -i-

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “Soliton,” “we,” “our,” and “us,” refer to Soliton, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a medical device company with a novel and proprietary platform technology licensed from The University of Texas MD Anderson Cancer Center ("MD Anderson"). Our Rapid Acoustic Pulse (“RAP”) device uses rapid pulses of designed acoustic shockwaves to disrupt cellular and subcellular structures in the dermis and subcutaneous tissue. The uniqueness of our designed shockwave allows us to target the changes in stiffness between cellular structures and generate a shearing effect that we believe represents a platform technology potentially useful in tattoo removal, cellulite reduction, fibrotic scar treatment and other indications. We believe the high repetition rate, rapid rise and fall of the wave, and significant peak pressure delivered in a non-focused manner make our shockwave significantly different from other available shockwave technologies. Importantly, our technology allows the disruption of targeted structures within the skin without significant pain and without treatment-related downtime.

We received clearance for our RAP device for tattoo removal from the U.S. Food and Drug Administration ("FDA") in May 2019 allowing our device to be used as an accessory to a 1064 nm Q-switched laser for tattoo removal on patients with skin tones on the Fitzpatrick scale between I and III. When used in conjunction with existing lasers for tattoo removal, our technology allows a doctor to treat a patient multiple times in a single office visit and significantly reduces the number of office visits required to remove a tattoo, allowing a dramatic acceleration of the tattoo removal process.

We plan to launch our RAP device for tattoo removal in mid-2020 into select dermatologist offices. We expect to generate revenue from both the initial sale of the device and from the recurring sales of disposable cartridges that are required by the device. We refer to this as our "razor and blade" recurring revenue model. Cartridges are designed to be specific to the intended indication (for example, tattoo cartridges will be different from potential future cellulite cartridges, if approved) and each treatment session would require one or more cartridges. We expect that one tattoo cartridge will facilitate up to five standard laser treatments in a single office visit for the average-sized tattoo (about five square centimeters). Therefore, a patient with an average-sized tattoo that requires three office visits will require the use of three cartridges.

We also have ongoing clinical programs in several indications, which, if successful, will allow us to expand commercialization of our products into additional markets. Importantly, we are undertaking ongoing clinical trials of our RAP device to support an application with the FDA for the treatment of cellulite. As a stand-alone device, we believe our RAP device has the potential to reduce the effects of fibrosis and stimulate beneficial fibroblast behavior. This capability enables the targeting of cellulite and fibrotic (keloid and hypertrophic) scars, as well as smoothing and tightening skin. We also intend to pursue regulatory approval in international markets and we are currently developing a regulatory strategy for these additional markets.

Our Technology

Our RAP device is composed of three parts: a console, a hand piece and a disposable cartridge. The console houses a pulse power system used to provide high voltage power to a pair of electrodes housed within the cartridge. The cartridge is snapped in and out of the hand piece for easy replacement and forms the basis for our planned “razor and blade” recurring revenue model. The proprietary nature of our technology is supported by eight patent families and over 100 patents issued or pending.

Our RAP device uses electrohydraulics to generate designed acoustic shockwaves at a rate of up to 100 per second to effectively target differences in stiffness at the cellular level. The first two indications we are targeting with our RAP technology are tattoo removal and cellulite reduction.

•In tattoo removal, our RAP device is used in conjunction with a laser and disperses both tattoo ink particles and the superficial and dermal vacuoles that are formed when a laser interacts with the ink particles during the use of the laser. Removing these vacuoles allows for subsequent laser treatments in the same treatment session, thereby rapidly accelerating the tattoo removal process.

•In cellulite reduction, our RAP device is used as a stand-alone device that disrupts the stiff, sclerotic septa structures that run through the subcutaneous fat layer causing the dimples and ridges associated with cellulite. Importantly, it does this without breaking the skin. We call this “acoustic subcision” and the disruption of these structures allows cellulite dimples and ridges to be released and the appearance of the cellulite to be improved. Until now, such disruption of sclerotic septa could only be achieved using surgical procedures that require penetrating the skin and involve significant pain and treatment-related downtime.

Our RAP device is also in clinical development for treating certain fibrotic conditions. We have completed a proof-of-concept study for the treatment of keloid and hypertophic scars and early data suggests that our technology can impact the overactive fibroblasts that generate these scars. This supports our belief that our technology can potentially have an impact on a much broader set of fibrotic conditions. Scientific publications suggest that fibroblasts become over-active when they are located in a stiffened environment and that disrupting the stiff environment may lead to fibroblast apoptosis, ultimately resulting in a resolution of the fibrosis. On this basis, we believe that our technology could have efficacy in a number of fibrotic diseases, including within the extracellular matrix, such as radiation induced fibrosis and capsular contracture, and in other systems of the body such as peripheral artery disease and even Liver Fibrosis. To date, other than the proof-of-concept study for the treatment of keloid and hypertophic scars, we have not begun any substantive pre-clinical work on these fibrotic diseases.

Our Clinical Pipeline

Set forth below is a table presenting the current status of our clinical pipeline:

Our Market Opportunity

Tattoo Removal

Approximately one-third of all adults in the United States have a tattoo. In 2015, we commissioned our own survey of individuals with one or more tattoos in an effort to better understand their interest in, motivations for and concerns about tattoo removal. This survey was designed to be representative of the US population with 95% confidence (+/- 3%) and indicated that 63% of individuals with tattoos were interested in some form of removal. At these rates, an estimated 44 million Americans are interested in tattoo removal. In fact, based upon third party market research, the global tattoo removal market is estimated to be approximately $4 billion by 2023.

The current standard of care for tattoo removal is to use a Q-switched (pulsed) laser to ablate the tattoo ink particles into pieces small enough for the body’s natural processes to remove them. Unfortunately, this current method is highly inefficient, requiring, on average, 10 or more office visits to achieve acceptable results. An independent clinical trial has demonstrated that using our RAP device in conjunction with a Q-switched laser has the potential to achieve removal of an average-sized tattoo in just 2 to 3 office visits. We believe this “Soliton” method can not only dramatically accelerate tattoo removal, but also has the potential to lower removal cost for patients, while increasing profitability to practitioners, and to reduce the potential for unwanted scarring and ghosting (a lingering silhouette image of the tattoo).

Cellulite Reduction

Between 80-90% of women suffer from cellulite. Based on third party market research, the global market for cellulite treatment was estimated to be approximately $2.4 billion in 2018 and is expected to grow to approximately $4 billion by 2025.

This is a significant addressable market, but we believe currently available treatment options are limited. A 2015 review of a variety of studies into the effectiveness of different non-surgical techniques for treating cellulite indicated that either the procedures did not work or the research methodology was flawed. Furthermore, most of these non-surgical techniques offer only a temporary reduction in the appearance of cellulite. The American Academy of Dermatology (AAD) reviewed a number of surgical techniques that may be successful in reducing the appearance of cellulite by cutting the bands of connective tissue under the skin's surface. However, these techniques are often painful and expensive. As a non-invasive technique, if a version of our device is capable of reducing the appearance of cellulite with results that approach those of the surgical techniques, we believe this could become an important new indication for our technology.

Keloid and Hypertrophic Scars

Keloids are a type of raised scar. They typically occur where the skin has healed after an injury. They can grow to be much larger than the original injury that caused the scar. A hypertrophic scar is a cutaneous condition characterized by deposits of excessive amounts of collagen which gives rise to a raised scar, but not to the degree observed with keloids. Like keloids, they form most often at the sites of pimples, body piercings, cuts and burns.

The American Osteopathic College of Dermatology estimates that keloids affect around 10% of people, whereas hypertrophic scars are more common. Keloid scars are more prevalent among populations with darker skin pigmentation. Hypertrophic scars affect men and women from any racial group equally, although people between 10 and 30 years old are more likely to be affected. Based on third party market research, the global market for hypertrophic and keloid scar treatment was estimated to be approximately $4.8 billion in 2017 and is expected to grow at a CAGR of 9.9% through 2025.

Planned Commercialization

We intend to begin selling our RAP device in the United States in mid-2020 for the removal of tattoos by marketing to a narrow group of key dermatologists. We are diligently working with our sole manufacturer, Sanmina Corporation, to complete the design and build of the device that will be used in our initial commercial market launch. We will be conservative in the building of our sales team during the initial stages of the launch and intend to grow this team as we achieve traction in the marketplace.

Should we have favorable results with our pivotal cellulite FDA trial and receive FDA clearance for the cellulite reduction indication, we intend to introduce this indication to the marketplace through the sale of new cartridges designed specifically for treating cellulite.

Why Soliton?

•Large addressable markets with significant growth potential.
•Platform technology that is non-invasive and that dermatologists will be able to use across multiple indications.
•“Razor and blade” revenue model with a true consumable.
•Targeted indications are cash pay.
•In clinical trials, treatment across indications has shown no significant or adverse events and has been well-tolerated by patients.

Our Growth Strategy

Our goal is to provide safe, effective, and science-based solutions to the marketplace that truly improve our patients’ lives. We believe the following strategies will enable us to achieve this goal and help us to succeed and grow.

•Focus on launching aesthetic indications that are treated in the dermatologist office and are cash-pay.
•Execute on our clinical plan to expand our indications and support the clinical proposition in further medical indications.
•Recognize the importance of building awareness of our product offerings in both the physician and patient communities and plan our marketing strategies and spending accordingly.
•Build our specialized sales force and practice development managers gradually as we grow to support the success of each device placed in service.

Corporate Information

Our corporate offices are located at 5304 Ashbrook Dr., Houston, TX 77081. Our telephone number is 844-705-4866. Our Internet address is www.soliton.com. Information contained on, or that can be access through, our website is not incorporated by reference into this prospectus, and you should not consider such information to be part of this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the period ended December 31, 2019, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for the commercialization and commercial launch of our technology, initially for tattoo removal and subsequently for cellulite reduction, for other research and development activities and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than for the commercialization of our technology, initially for tattoo removal and subsequently for cellulite reduction, for other research and development activities and for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

General

We are currently authorized to issue 100,000,000 shares of common stock, par value $0.001. As of February 20, 2020, we had 16,932,184 shares of our common stock outstanding. Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our amended and restated bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the Chairman of the Board, the Chief Executive Officer, the President or the board of directors, or in their absence or disability, by any vice president.

No Written Consent of Stockholders. Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by stockholders must be affected at a duly called annual or special meeting of stockholders and may not be affected by any consent in writing by such stockholders.

Amendment of Certificate of Incorporation. Our certificate of incorporation requires the affirmative vote of at least two-thirds of our shares to amend, alter or repeal certain provisions in the certificate of incorporation, including, how we elect directors, our obligation to indemnify our officers and directors, our agreement to limit the liability of our directors to the extent permitted by Delaware law, the prohibition on written consents discussed in the above paragraph, and that we have elected to be governed by Section 203 of the Delaware General Corporation Law (as described below). The requirement to obtain a vote of two-thirds of our shares will make it more difficult for stockholders to change our certificate of incorporation.

Exclusive Forum Provision. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, or our certificate of incorporation or the bylaws, and (iv) any action asserting a claim against us governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or Securities Act.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Amendment of Bylaws. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at a meeting called for the purpose of amending and/or restating our bylaws.

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law ("DGCL") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to this plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines generally “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Delaware General Corporation Law. We expect to obtain additional directors’ and officers’ liability insurance coverage prior to the completion of this Offering.

Listing

Our common stock is listed on Nasdaq and traded under the symbol “SOLY”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

· the title and type of the debt securities;

· the total principal amount or initial offering price of the debt securities;

· the date or dates when the principal of the debt securities will be payable;

· whether we will have the right to extend the stated maturity of the debt securities;

· whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

· if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

· the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

· any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

· the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

· the denominations in which any registered debt securities will be issuable;

· the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

· the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

· the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

· any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

· any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

· whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

· to whom interest will be payable

o if other than the registered holder (for registered debt securities),

o if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

o if other than as specified in the indentures (for global debt securities);

· whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

· particular terms of subordination with respect to subordinated debt securities; and

· any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

· the conversion price or exchange ratio;

· the conversion or exchange period;

· whether the conversion or exchange will be mandatory or at the option of the holder or us;

· provisions for adjustment of the conversion price or exchange ratio; and

· provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

· the redemption date;

· the redemption price;

· if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

· that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

· the place or places of payment;

· whether the redemption is for a sinking fund; and

· any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

· default for 30 days in the payment of any interest installment when due and payable;

· default in the making of any sinking fund payment when due;

· default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

· default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

· certain events of bankruptcy, insolvency and reorganization; and

· any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

· we have paid or deposited with the trustee a sum sufficient to pay:

o all overdue interest on all outstanding debt securities of that series and any related coupons,

o all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

o to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

o all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

· all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

· in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

· in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

· to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

· establishing the form or terms of any series of debt securities issued under the supplemental indentures;

· adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

· adding additional events of default for the benefit of the holders;

· to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

· to secure the debt securities;

· to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

· to evidence and provide for acceptance of a successor trustee; and

· to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

· change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

· reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

· reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

· change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

· impair the right to institute suit for enforcement of payments;

· reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

· modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

· the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

· immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

· the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

· have become due and payable;

· will become due and payable at their stated maturity within one year; or

· are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

· the trustee is a trustee under another indenture under which our securities are outstanding;

· the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

· we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

· the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

· the trustee is one of our creditors; or

· the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

· the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

· the currency or currency units in which the offering price, if any, and the exercise price are payable;

· the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

· whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

· any applicable material United States federal income tax considerations;

· the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

· the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

· the designation, amount, currency, denominations and terms of any common stock purchasable upon exercise of the warrants;

· if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

· if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

· the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

· provisions for changes to or adjustments in the exercise price;

· if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

· information with respect to any book-entry procedures;

· any antidilution provision of the warrants;

· any redemption or call provisions; and

· any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Our Outstanding Warrants

2018 Bridge Debt Warrants

On April 20, 2018, the Company issued five-year warrants to purchase 79,350 shares of common stock at an exercise price of $1.75 a placement agent in connection with notes issued under the a note purchase agreement (the "Fourth Note"). On June 8, 2018, the Company issued the placement agent additional five-year warrants to purchase 12,000 shares of common stock at an exercise price of $1.75 in connection with notes issued under the Fourth Note.

From October through December 2018, the Company issued five-year warrants to purchase 685,000 shares of common stock at an exercise price of $1.75 to investors that purchased certain non-convertible promissory notes. The Company issued additional five-year warrants to purchase 300,000 shares of common stock at an exercise price of $1.75 on various dates in January and February of 2019 to investors in connection with additional purchases of certain non-convertible promissory notes. As of December 31, 2019, 368,333 of the foregoing warrants remained outstanding.

June 2019 Pipe Warrants

On June 16, 2019, the Company entered into a private offering with certain institutional and accredited investors for the sale by the Company in a private placement of 675,000 units (each a “June Unit”), each June Unit consisting of (i) one share of its common stock, and (ii) a warrant to purchase 0.7 shares (a total of 472,500) of common stock (each a “June Warrant”). The June Warrants included in the June Units are exercisable at a price of $16.00 per share commencing on the date of issuance and will expire five years from the effective date of the registration statement pursuant to which the resale of the shares of common stock underlying the June Warrants are registered, or August 23, 2024. 472,500 of these June Warrants remained outstanding as of February 28, 2020.

October 2019 Pipe Warrants

On October 10, 2019, we entered into a private placement with certain institutional and accredited investors for the sale by us of 485,250 units (each an “October Unit”), each October Unit consisting of (i) one share of our common stock and (ii) a warrant to purchase 1.1 shares of common stock (a total of 553,775) of common stock (each an “October Warrant”). The October Warrants included in the October Units are exercisable at a price of $12.88 per share commencing on the date of issuance and will expire five years from the date of issuance. 533,775 of the October Warrants remained outstanding as of February 28, 2020.

DESCRIPTION OF THE UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase debt securities or common stock, or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•to or through underwriters or dealers for resale to the purchasers;

•directly to purchasers;

•through agents or dealers to the purchasers; or

•through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•the terms of the offering;

•the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•that the securities are being solicited and offered directly to institutional investors or others;

•any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•at a fixed public offering price or prices, which may be changed;

•at market prices prevailing at the time of sale;

•at prices related to prevailing market prices at the time of sale; or

•at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•to or through a market maker otherwise than on Nasdaq or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Schiff Hardin LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of Soliton, Inc. as of December 31, 2019 and for the year then ended, have been incorporated by reference in this registration statement and prospectus in reliance upon the report of Dixon Hughes Goodman LLP, independent registered public accountants, incorporated by reference herein, given upon their authority as experts in accounting and auditing. The report of Dixon Hughes Goodman LLP contains an emphasis of matter paragraph that states that the Company has incurred an accumulated deficit since inception, has not generated revenue from operations and does not expect to experience positive cash flows from operating activities in the near term, which conditions, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The financial statements of Soliton, Inc. as of December 31, 2018 and for the year then ended, have been incorporated by reference in this registration statement and prospectus in reliance upon the report of Marcum LLP, independent registered public accountants, incorporated by reference herein, given upon their authority as experts in accounting and auditing. The report of Marcum LLP contains an emphasis of matter paragraph that states that the Company has suffered recurring losses from operations and does not expect to generate positive cash flows from operating activities in the near future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

• Our Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 2, 2020.

•   the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on February 15, 2019, including any amendments or reports filed for the purposes of updating this description.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Soliton, Inc.
Attn: Corporate Secretary
5304 Ashbrook Drive
Houston, TX 77081
Phone: 844-705-4866

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC registration fee		$9,735
FINRA fee		$11,750
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Directors and Officers

Soliton’s Certificate of Incorporation and Bylaws authorize it to indemnify directors, officers, employees and agents of Soliton against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any action, suit or proceeding, if the party to be indemnified acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Soliton, and, with respect to any criminal action or proceeding, such party had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and the Bylaws of Soliton also authorize it to indemnify directors, officers, employees and agents of Soliton who are or were a party to or threatened to be a party to, any threatened, pending, or completed action or suit by or in the right of Soliton to procure a judgment in its favor by reason of the fact the he or she was a director, officer, employee or agent of Soliton or of another entity at the request of Soliton, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Soliton.

The Bylaws also permit Soliton to enter into indemnity agreements with its employees and agents. Soliton has entered into such agreements with its directors and officers, and may in the future enter into such agreements with other employees or agents. These agreements, together with the Bylaws and Certificate of Incorporation, may require Soliton, among other things, to indemnify employees or agents against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain and maintain directors’ and officers’ insurance if available on reasonable terms.

Soliton’s Certificate of Incorporation provides that directors shall have no personal liability to Soliton or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to Soliton or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit.

Soliton currently has directors’ and officers’ liability insurance. Delaware General Corporation Law, Section 145, and the Certificate of Incorporation and Bylaws of Soliton provide for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Soliton has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit No.     IDENTIFICATION OF EXHIBIT

1.1+  Form of Underwriting Agreement

3.1  Amended and Restated Certificate of Incorporation of SOLITON, Inc. (incorporated by reference to exhibit 3.1 of the Form S-1/A filed March 21, 2016)

3.2  Amended and Restated Bylaws of Soliton, Inc. (incorporated by reference to exhibit 3.2 of the Form S-1/A filed March 21, 2016)

4.1  Form of Series A/B/C Warrant Agreement (incorporated by reference to Exhibit 1.1 to our From 8-K filed February 9, 2017)

4.2*  Form of Unsubordinated Indenture

4.3*  Form of Subordinated Indenture

4.4+  Form of Warrant Certificate

4.5+  Form of Warrant Agreement

4.6+  Form of Unit Agreement and Certificate

5.1*  Opinion of Schiff Hardin LLP

23.1*  Consent of Dixon Hughes Goodman LLP

23.2*  Consent of Marcum LLP

23.3  Consent of Schiff Hardin LLP (included in Exhibit 5.1)

24.1  Power of Attorney (included on signature page)

25.1#  Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture

25.2#  Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

* Filed herewith
+ As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference
# As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on March 6, 2020.

SOLITON, INC.

By: /S/ Christopher Capelli
Name: Christopher Capelli
Title: Chief Executive Officer

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either Christopher Capelli or Lori Bisson, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

 Signature   Title      Date

/s/ Christopher Capelli  Chief Executive Officer
Christopher Capelli   (Principal Executive Officer)   March 6, 2020

/s/ Lori Bisson   Executive Vice President &    March 6, 2020
Lori Bisson   Chief Financial Officer
(Principal Financial Officer
and Principal Accounting
Officer)

/s/ Walter V. Klemp
Walter V. Klemp   Director and Executive    March 6, 2020
Chairman

/s/ Bradley Hauser
Bradley Hauser   Director      March 6, 2020

/s/ Danika Harrison
Danika Harrison   Director      March 6, 2020

/s/ Jonathan P. Foster
Jonathan P. Foster   Director      March 6, 2020